Exhibit 99.2

FOR IMMEDIATE RELEASE

Media Contact:	Jeff Bergau jeff.bergau@arcadiabio.com +1-312-217-0419

Arcadia biosciences NAMES NEW CHIEF EXECUTIVE OFFICER

-- Experienced Biotechnology Executive Will Help Advance Innovative Agricultural Traits --

DAVIS, Calif. (May 10, 2016) – Arcadia Biosciences, Inc. (Nasdaq: RKDA), an agricultural technology company that creates value for farmers while benefitting the environment and enhancing human health, announced today that Raj Ketkar will join the company as president and chief executive officer later this month.

Ketkar will replace Roger Salameh, who has served as interim president and CEO since February. Salameh will take on a new role as chief operating officer for the company, reporting to the CEO.

Ketkar brings nearly 35 years of agriculture and agricultural biotechnology business experience in the U.S. and internationally. He spent more than 30 years in a variety of business, operations, and strategy roles for Monsanto Company, during which time he demonstrated successes in agricultural trait commercialization and growth around the globe. As managing director of the Mahyco-Monsanto joint venture in India, Ketkar led the launch of Bt cotton, the country’s first agricultural biotechnology product. In addition to his operations and trait commercialization experience, Ketkar was also director of biotechnology strategy for Monsanto, where he led the development of the company’s trait stacking technology.

“With a number of breakthrough yield and stress traits in the late stages of development, Arcadia is at an exciting stage as a company,” said Ketkar. “I look forward to working with Roger and the team to build upon the company’s achievements and improve the productivity and environmental sustainability of agriculture,” he said.

Darby Shupp, chair of Arcadia’s board of directors, remarked, “Raj has a well-established track record of building strategic partnerships and launching innovative agricultural technologies in multiple geographies. He is a proven leader with the unique set of skills and experience Arcadia needs to grow the business and commercialize the company’s rich and robust trait pipeline.”

Shupp added, “The Board would like to thank Roger for guiding the company through this important transition. We are fortunate that we will have the benefit of his continued contributions as chief operating officer of Arcadia. He, Raj, and the rest of the executive management team provide a solid foundation to help deliver on our shared vision for the company.”

About Arcadia Biosciences, Inc.

Based in Davis, Calif., with additional facilities in Seattle, Wash. and Phoenix, Ariz., Arcadia Biosciences (Nasdaq: RKDA) develops agricultural products that create added value for farmers while benefitting the environment and enhancing human health. Arcadia’s agronomic performance traits, including Nitrogen Use Efficiency, Water Use Efficiency, Salinity Tolerance, Heat Tolerance and Herbicide Tolerance, are all aimed at making agricultural production more economically efficient and environmentally sound. Arcadia’s nutrition traits and products are aimed at creating healthier ingredients and whole foods with lower production costs. The company was recently listed in the Global Cleantech 100 and was previously named one of MIT Technology Review’s 50 Smartest Companies. For more information, visit www.arcadiabio.com.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company's agricultural traits, stage of development and pipeline. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the company’s and its partners’ and affiliates’ ability to identify and isolate desired agricultural traits; the company’s and its partners’ ability to develop commercial products incorporating its traits, and complete the regulatory review process for such products; the company’s compliance with laws and regulations that impact the company’s business, and changes to such laws and regulations; the company’s future capital requirements and ability to satisfy its capital needs; and the other risks set forth in the company’s filings with the Securities and Exchange Commission from time to time, including the risks set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and other filings. These forward-looking statements speak only as of the date hereof, and Arcadia Biosciences, Inc. disclaims any obligation to update these forward-looking statements.

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